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AMERICAN POWER CONVERSION CORPORATION

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SCHNEIDER ELECTRIC SA

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APC acquisition: Schneider Electric becomes a global leader in Critical Power Merlin Gerin Square D Telemecanique October 30, 2006 Schenider Electric Building a New Electric World

Acquisition of APC for $31 per share corresponding to an enterprise value of around $5.5 bn Major Strategic Move Gain global leadership in critical power Strengthen leadership in electrical distribution Attractive Critical Power Business 7-8% Long Term Growth At the Heart of Strategy Great Market Position Global Leadership Unique Fit Complementarities on all Dimensions Turnaround Opportunity 6-7 pts EBIT margin gain Significant Synergies EBIT impact of $220 m Financial Accretion EPS accretive from 2007 Value Creation Above $3 bn

Strategic Intent APC presentation Unique fit Value creation Financing Transaction

Examples of customer application: Manufacturing: semiconductor plant Services architecture engineering, Installation auditing, e-monitoring and analysis, training & maintenance Advanced process control Ultra-pure power Building automation Energy management Utility monitoring Automatic transfer switches Gensets UPS systems Harmonics Filter Redundant electrical distribution systems Schneider Electric

Examples of customer application: Data center Services architecture engineering, Installation auditing, e-monitoring and analysis, training & maintenance Utility Switchgear Energy management Emergency Switchgear Harmonics Filter UPS/Gear SCADA interface PDU Transient Voltage Surge Suppressor Genset Static Transfer Switch Automatic Transfer Switch Generator Paralleling Switchgear

Examples of customer application: Hospital Services architecture engineering, Installation auditing, e-monitoring and analysis, training & maintenance Electrical distribution Climate and lighting control Automatic transfer switches Security and access control UPS systems Multi-site remote management Voice Data Image Cable management& Ultra Terminal Ward units systems Nurse call systems Schneider Electric

Examples of customer application: Entreprise networking Services Installation auditing, e-monitoring and analysis, maintenance Radio transmission Voice-Data-Image Power Line Carrier Cable management& Ultra Terminal Climate and lighting control Building automation UPS systems Electrical distribution

Critical Power is an increasing issue for a growing number of customers         Power supplied by utilities is insufficiently reliable Availability         Quality Power quality and reliability is more and more critical to an increasing number of applications Increasing number of sensitive applications: hospitals, industrial processes, IT & telecom   Risk of significant business losses from a power interruption or quality default   Cost of 11 hour downtime Stock-market transactions  €6.5 m Semi-conductors    €3.8 m Banking-card transactions  €2.5 m Automotive     €1.0 m Data storage and digital information traffic are rising A critical power installation is based on a sophisticated, reliable & redundant electrical distribution architecture A set of professional services is key for customers during the life cycle

Critical Power addresses a growing number of diversified vertical segments Segmentation of the UPS market (in 2005 and $bn) $ Market 2005
(Total $7 bn) 20%   40%   20%   10%   10 %     Process & Data Centers Enterprise Telecomm Consumer       Infrastructures     Networking
   Hospitals   Internet   Central Office     Semi-conductors Data Centers, Servers, Storage Station Desktop Flat panels Corporate Networking Control Base VCR,
Electronic Data Centers equipment Station Home Cinema LT Growth   8 - 10% 6 - 8% 6 - 8% 5 - 7% 4 - 6%

Data Centers market illustrates strong growth potential & complementarities with SE business Data Centers market is growing fast in number and size Power and cooling are becoming the biggest share of Data Centers spending Schneider Electric addresses 60% of the Data Centers Infrastructure market, ie. 3.5x the size of the UPS market Evolution of DC spending Spending(US$B) $0 $10 $20 $30 $40 $50 $60 $70 $80 Installed base(M units) 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 New server spending Power and cooling Installed base(M units) DCT Infrastructure Market AV services10% Racks 8% UPS18% Installation12% Room16% Genset10% Climate 5% Security3% Control 2% ED14%

Critical power is at the heart of Schneider Electric’s business and future prospects Increase growth potential and reduce cycle sensitivity through new businesses Power Control Infrastructures Low & Medium Voltage Industrial Control& Automation Industry Buildings Building Automation Residential Ultra Terminal Home Control Energy Management Critical Power Energy efficiency Services The move into UPS started in 2003 with the acquisition of MGE($717 m sales)

The combined offer of electrical distribution, building automation & critical power is unique A unique offer to build integrated solutions for customers High quality electrical distribution Energy consumption monitoring Energy quality & availability Temperature control and security A capacity to tailor a solution bringing value to each customer Engineering and software capabilities Comprehensive services throughout the life cycle Dedicated high skills teams Solving the equation of total cost of ownership, availability & scalability

Strategic Intent APC presentation Unique fit Value creation Financing Transaction

A global leader in small systems & the fastest growing player in large systems Key Product Lines A clear leader in Small Systems Sales: $1,500 m (74%) Uninterruptible Power Supply Surge arrest Power conditioners Distributed IT systems Sensitive electronics Telecom/ VOIP The fastest growing player in Large Systems Sales: $400 m (22%) High & Medium power UPS Cooling systems Software & Management Services Special products Spare Parts & Others Sales: $100 m (4%) Replacement batteries, ... 2005 figures

Strong and diversified customer portfolio base

Sales in $m APC: + 14% Market: + 7% 2000 1500 1000 500 1995 1996 1997 1998 1999 2000  2001 2002 2003 2004 2005  Small    Large    Other

12 consecutive quarters of double digit growth Sales Growth Evolution Year-on-Year (In %) - - ) Small Systems Strong sales growth with an average of 14% yoy Large Systems Impressive growth momentum of > 30% yoy Driven by continued investment in network critical infrastructure markets 100 200 300 400 500 600 700 800 16.8% 20.3% 13.9% 19.4% 12.2% 18.6% 16.0% 21.5% 16.0% 13.3% 17.4% 16.5% 03Q3 03Q4 04Q1 04Q2 04Q3 04Q4 05Q1 05Q2 05Q3 05Q4 06Q1 06Q2. Small Large Other APC delivered 12 consecutive quarter of double -digit growth

APC gross margin provides significant opportunities for recovery EBOT Margin Evolution 0% 2% 4% 6% 8% 10% 12% 14% 16% 2000 2001 2002 2003 2004 2005 Gross Margin Evolution(1) 0% 10% 20% 30% 40% 50% 60% 2003 2004 05Q1 05Q2 05Q3 05Q4 06Q1 06Q2 Small Large Total High EBIT Margin potential Strong downturn resilience Recently suffering margin Impacted gross margin Large SG&A expenses to support growth in Large Systems (1) Before handling and shipping costs Discrepancies in gross margins Small systems benefit from global leadership Large systems in strong investment phase Recent negative impact Temporary supply chain cost linked to shifting to low cost countries Delay in passing raw materials price increases Full deployment of services coverage not yet amortised

Strategic Intent APC presentation Unique fit Value creation Financing Transaction

APC is a unique opportunity Global leader with a strong brand recognition High innovation capabilities thanks to a remarkable R&D organization Strong complementarities Products and services Routes to market Geographical sales presence Manufacturing footprint Management skills Great access to new customers and applications for Schneider Electric solutions

A global leader and a brand of reference RANK COMPANY GRADE 1  APC 90.0 2  Cisco Systems. Inc. 89.9 3  AMD 89.3 4  Intel 89.3 5  Adobe 89.2 6  Apple Computer Inc. 88.9 7  VeriSign 88.9 8  Polycom 88.5 9  Symantec Corp. 88.0 10  Broadcom 87.9 Source: CIO Magazine, September 06 APC is the most recommended Vendor by CIOs APC rated as the top vendor based on performance areas such as product quality and reliability; after sale support; and ability to deliver on promises and deadlines > 85% of CIOs were willing to recommend Apricot to other IT executives, second only to Cisco Systems

Technological lead driven by an innovative vision and aggressive investments in R&D Row-oriented Cooling Systems Ultra-high Efficiency Symmetra® Megawatt UPS Data Center Design CAD Software Fuel-cell UPS Data Center Thermal Modeling Capacity Management Software Research & Development Investments $ Million 0 10 20 30 40 50 60 70 80 90 100 91 86 68 60 55 47 35 40 22 15 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 Research & Development Investments

Complementary products, services and channels APC MGE/ Combined SE business Small UPS *** * **** Large UPS * *** **** Racks ** ** Cooling ** ** Services * *** **** Cable management * *** **** Supervision * *** **** Harmonic filtering Power monitoring Electrical & facility managers CIOs Based on skills and market position

Complementary geographical exposure 2005 Sales ($m) AMERICAS 1,022 155 EMEA 590 423 ASIA 139 366 TOTAL 1,978 717 APC MGE

Complementary manufacturing footprint 2005 Sales ($m) AMERICAS 33,000 15,000 EMEA 28,800 27,000 ASIA 52,000 13,000 TOTAL 114,360 55,000

Complementary management skills APC     MGE Entrepreneurial drive to global leadership   Best-in-class margins Focus on products and innovation     Focus on services Intimacy with Information Technology   Expertise in Electricity Technology Growth driven     Cash flow driven Both management team are convinced of perfect match They are supportive and excited to deliver above plan

Business case Capitalize on small systems Deploy best practices in large systems and services Streamline and rebalance supply chain Implement synergies between APC, MGE and Schneider Electric

Strategic Intent APC presentation Unique fit Value creation Financing Transaction

The business case relies on 4 value creation drivers The 4 building blocks of our value creation strategy 1. Capitalize on small systems leadership 2. Turnaround large systems 3. Fix. supply chain issues 4. Extract sizeable synergies

The objective is to marginally improve the performance of the small systems business Small Systems performance improvement before synergies implementation (Schneider Electric proforma estimates) Sales($ billion) 2006 2009 1,7 2,3 Gross Margin(As a % of sales) 2006 2009 42% 43% EBITA Margin(As a % of sales) 2006 2009 19% 23% +10% p.a. +1pt +4pt On the basis of market multiples, small systems business has a significant stand alone value Objective: capitalise on the strong growth and high margin profile of a world leader (1) After shipping & handling costs allocation

The objective is to marginally improve the performance of the small systems business Large Systems performance improvement before synergies implementation (Schneider Electric proforma estimates) Sales($ billion) 2006 2009 0,87 0,55 Gross Margin(As a % of sales) MGE 2006 2006 2009 29% 29% 26% EBITA Margin(As a % of sales) MGE 2006 2006 2009 13% (13%) (32%) +16% p.a. +15pt +19pt (1) After shipping & handling costs allocation

The supply chain optimisation will result in significant savings Identified action plans Decrease number of references (SKUs) Reduction in storage and transportation costs Rationalise manufacturing base     Reduce number of distribution centers     Reduction in inventory turn by 25 days over 3 years Optimise delivery time

A thorough assessment of operating synergies results in a $220 m EBIT impact in 2011 Identified synergies Detailed implementation   Impact ($m) Purchasing savings  Combined purchasing power to grow from $1.7 bn in 2007 to almost $2.5 bn in 2011    40 Average productivity gains of 1.4% over the 2007-2011 period     Research & Development Combining resources in duplicate programs 35 Optimizing level of R&D investment from 4.4% to 3.4% of sales   Industrial rationalization   Further consolidation of selected manufacturing facilities   15 Services  Leveraging APC installed base by applying MGE practices Services   35    Optimizing services coverage within the combined structure Selling , General  Redefining marketing & communication expenses ($30 m) & Administrative    Rationalization of central functions and back offices ($25 m)  65  Elimination of listing costs ($4 m)   Optimization of commercial strategy ($6 m)  Sales (products) Cross-selling between Schneider Electric market channels    and APC products offering    30 Total synergies in 2011  220

Costs synergies account for more than 70% of total synergies          Sales synergies Complete critical power solutions through combined offer Costs synergies Purchasing Research and Development Marketing and sales expenses Back office Leveraging services business model Total Synergies ($m) 220 30 65 35 50 40 Purchasing Savings R&D, Industrial and Other Services Synergies SG&A Savings Sales Synergies Total Synergies 27% Sales Synergies 73% Costs Synergies

More than 70% of synergies will be achieved by 2009 Ramp up of estimated synergies (EBIT impact in $m)Ramp up of estimated synergies (EBIT impact in $m) 80 120 160 205 220 70% 2007 2008 2009 2010 2011 Impact on EBIT: $220 m in 2011, of which 70% achieved in 2009

The critical power combined business will generate $4 bn sales in 2009 with 15%-17% EBITA margin Critical Power combined business plan including synergies ($ bn)    2006E        2009E  Sales    3.1    +10% per year    4.1 - 4.3 EBITDA    0.3    +7-9 pts over    0.7 - 0.8 Margin    10%    the period    17%-19% EBITA    0.3    +7-9 pts over    0.6 - 0.7 Margin    8%    the period    15%-17% Return On Capital Employed criteria met in 2009

The APC acquisition will create substantial value of $3.3 bn for Schneider Electric 26 8 34 14(1) 48 31 17 APC before turnaround Turn around potential APC after turnaround Synergies Total value including synergies Acquisition price Value Creation Value creation analysis, including 100% of synergies, at Schneider Electric’s WACC of 7.5%Value creation analysis, including 100% of synergies, at Schneider Electric’s WACC of 7.5% Identified actions to improve performance Full value before synergies Full value for Schneider Electric In $ per APC share(1) Return On Capital Employed criteria met in 2009 (1) Net of implementation costs

Strategic Intent APC presentation Unique fit Value creation Financing Transaction

Financing requirements by June 2007 amount to €4.4 bn 4,4 0,8 1,1 6,3 0,6 0,8 4,4 5,2 0,5 APC acquisition Acquisitions in process Total expected acquisitions Debt maturing Dividends Total financing needs Cash available Sept06Expected Cash Flow Oct 06 - June07Financingrequirements(1) Enterprise value including acquisitions costs, (2) 2006 net income market consensus with 50% pay out ratio((1)(2)Determination of financing requirements (in €billions)Determination of financing requirements (in €billions) (1) Enterprise value including acquisitions costs, (2) 2006 net income market consensus with 50% pay out ratio

An about €1.2 bn capital increase is planned for the refinancing of the acquisition    Initial acquisition financing   A €4.5 bn syndicated credit facility led by BNP Paribas Contemplated refinancing  A capital increase of around €1.2 bn with preemptive rights Bond issuance and other financing instruments

Schneider Electric will benefit from a releveraged but still solid financial structure Reinforced leadership position Balanced geographical exposure and business mix Releveraging the balance sheet High and resilient profitability & Maintaining a solid investment grade Strong and steady free cash flow (2007E €1.3 bn) credit rating Planned capital increase of about €1.2 bn

Strategic Intent APC presentation Unique fit Value creation Financing Transaction

The transaction is recommended by APC Board of Directors Transaction highlights Acquisition at a price of $31 cash per share i.e. 30% premium over the October 27 share price of $23.8 One step merger, through a special acquisition vehicle in the US, controlled by Schneider Electric’s US holding Unanimous recommendation from the APC Board of Directors Undertaking from Mr. Dowdell (Chairman, 6.3% of APC equity) and Mr. Rasmussen (CTO, 3.3% of APC equity) Transaction subject to regulatory approvals and the affirmative shareholders vote of at least 2/3 of the voting rights

The closing of the transaction is expected in the course of first quarter 2007 October 3rd    October 30    March 30th Management         Presentation    Announcement    2007 Due Diligence October 3rdManagement PresentationBiddingProcessOctober26th, 27thOctober 30AnnouncementHSR/EU and other jurisdiction clearance APC shareholder meeting January 2007March 30th2007Closing of capital increase Proxy statement& registration

The APC acquisition will boost Schneider Electric’s earnings in the coming years Contribution of APC acquisition to total EBIT including synergies before implementation costs (In €millions) (1)Contribution of APC acquisition to total EBIT including synergies before implementation costs (In €millions) (1) 2007 2008 2009 11% 89% 13% 87% 15% 85% APC Schneider Electric EPS(1) accretion after capital increase including synergies before implementation costs (in €/share)EPS(1) accretion after capital increase including synergies before implementation costs (in €/share)€/ share 5,0 5,5 6,0 6,5 7,0 7,5 8,0 2006 2007 2008 2009 +5% +9% SE & APCSE stand alone

Acquisition of APC for $31 per share corresponding to an enterprise value of approximately $5.5 bn Major Strategic Move Major Strategic Move Gain global leadership in critical power Strengthen leadership in electrical distribution Attractive Critical Power Business Attractive Critical Power Business Great Market Position Unique Fit Turnaround Opportunity Significant Synergies Financial Accretion 7-8% Long Term Growth At the heart of Strategy Global Leadership Complementarities on all dimensions 6-7 pts EBIT margin gain EBIT impact of $ 220m EPS accretive from 2007 Value Creation Above $3bnValue Creation Above $3bn

Additional information about the transaction and where to find it APC will file a proxy statement with the U.S. Securities and Exchange Commission (SEC) in connection with the proposed transaction. Investors and security holders are urged to read the proxy statement regarding the proposed transaction referred to in this communication, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by APC with the SEC at the SEC’s website at www.sec.gov. The proxy statement (when it is available) and these other documents may also be obtained for free from APC by directing a request to American Power Conversion Corporation, 132 Fairgrounds Road, West Kingston, Rhode Island 02892, Attention: Investor Relations (telephone 401-789-5735), or from APC’s website at www.apcc.com. APC, Schneider and their respective directors, executive officers and other employees may be deemed to be participating in the solicitation of proxies from APC shareholders in connection with the approval of the proposed transaction. Information about APC’s directors and executive officers is available in APC’s proxy statement, dated April 19, 2006, for its 2006 annual meeting of shareholders. Information about Schneider’s directors and executive officers is available from its 2005 Annual Report, which can obtained for free from its website at www.schneider-electric.com, and will also be available in a Schedule 13D to be filed by Schneider with the SEC. Additional information about the interests of potential participants will be included in the proxy statement APC will file with the SEC.FORWARD-LOOKING STATEMENTS This document may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of Schneider Electric or American Power Conversion and the estimates given here. These factors include the inability to obtain necessary regulatory approvals on anticipated terms; the inability to integrate successfully American Power Conversion within Schneider Electric or to realize synergies from such integration; costs related to the acquisition of American Power Conversion; the economic environment of the industries in which Schneider Electric and American Power Conversion operate; and other risk factors discussed in Schneider Electric’s public reports registered with Autoritédes Marchés Financiers and in American Power Conversion’s public reports filed with the SEC (including American Power Conversion’s Annual Report on Form 10-K). Schneider Electric assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

Investor Relations Contacts Alexandre Brunet -Investor Relations Officer alexandre.brunet@schneider-electric.com Katia de Saint Germain -Deputy -Investor Relations katia.de-saint-germain@schneider-electric.com: +33 (0)1 41 29 87 50www. schneider-electric.com